Exhibit 99.1
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For Immediate Release

                   STAPLES VICE CHAIRMAN JOSEPH S. VASSALLUZZO
                             STANDS FOR ELECTION TO
                       COMMERCE BANCORP BOARD OF DIRECTORS

April 13, 2005 - Cherry Hill, N.J. - Commerce Bancorp, Inc. (NYSE:CBH) announced today that Joseph S. Vassalluzzo, an integral part of Staples' dynamic growth, will stand for election to the Commerce corporate board during the company's annual shareholders' meeting on May 17, 2005.

Vassalluzzo is Vice Chairman of Staples, Inc., the world's leading seller of office products. Since joining the company in 1989, he has been responsible for Staples' rapid expansion from 30 to more than 1,500 retail stores in the U.S. and Canada. Vassalluzzo also has developed more than 200 retail stores in the United Kingdom, Germany, the Netherlands, Portugal and Belgium. In addition, he has directed the creation of numerous distribution hubs, offices, call centers and other support facilities. Among other responsibilities, Vassalluzzo has managed real estate for Staples' catalog delivery divisions; Staples Business Delivery and Quill Corporation, the contract stationer divisions, which include Staples Business Delivery Advantage and Staples National Advantage; its E-Commerce division, Staples.com; and Staples European Catalogue.

"I am looking forward to joining another dynamic retailer that is well-known for its rapid growth and customer service focus," said Vassalluzzo. "Commerce and Staples share similar success stories, and I am excited about being part of the team that will help lead the bank's future expansion."

Prior to joining Staples, Vassalluzzo held senior management positions in sales, operations and real estate for Mobil Corp and Amerada Hess Corp. In addition, he served as President of American Stores Properties, Inc. where he managed a $2 billion retail real estate portfolio that included Acme Markets, Inc., Jewel Food Stores, Lucky Food stores, and Osco drugstores.

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Joseph S. Vassalluzzo / Commerce Bancorp - page two

"Joe Vassalluzzo shares our `power retailer' mentality and will be an excellent addition to Commerce Bancorp's Board of Directors," said Commerce Chairman and Founder Vernon W. Hill. "His experience in leading a rapidly growing company and building a nationally recognized brand will be of great benefit to Commerce."

Commenting on another Commerce Bancorp board matter, Hill noted with sadness that founding board member Robert C. Beck passed away suddenly on April 5, 2005. Beck was one of the southern New Jersey businessmen who had the vision and determination to help create and launch Commerce Bank in 1973. During his more than 30-year association with the bank, Beck played a key role in the ongoing growth and success of Commerce. "Bob's unwavering belief in the power of the Commerce model and his devotion to the bank, our senior management team and employees were invaluable," said Hill. "Bob will be greatly missed by everyone at Commerce."

Commerce also announced that corporate board member Joseph J. Plumeri, Chairman and CEO of Willis Group Holdings Limited, will not stand for re-election at the May 17, shareholders' meeting due to time constraints and other professional responsibilities.

About Commerce Bank
Commerce Bank, headquartered in Cherry Hill, New Jersey, is a leading retailer of financial services with 319 convenient stores in New Jersey, New York, Pennsylvania and Delaware. In 2005, the bank plans to open 55-plus new locations and create 1,800 new career opportunities throughout its markets. For more information about Commerce, please visit the company's interactive financial resource center at commerceonline.com.

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Forward-Looking Statements
The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;

                                     - more-

Commerce Bank - page three

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the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


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